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                                                                       EXHIBIT 5

                        [LETTERHEAD OF SIDLEY & AUSTIN]


                                 June 10, 1997



Metromail Corporation
360 East 22nd Street
Lombard, Illinois  60148

                                 Re:  Registration Statement on Form S-4
                                      ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Metromail Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-4 (the "Registration Statement") relating to the registration of shares of common stock, $.01 par value, of the Company ("Metromail Common Stock") and Preferred Stock Purchase Rights ("Metromail Rights") to be issued pursuant to the terms of the Agreement and Plan of Merger dated as of May 17, 1997 (the "Merger Agreement"), among the Company, MML Merging Company, a Colorado corporation and a wholly-owned subsidiary of the Company ("Sub"), and Atlantes Corporation, a Colorado corporation ("Atlantes"), which provides for the merger (the "Merger") of Sub with and into Atlantes, with Atlantes surviving as a wholly-owned subsidiary of the Company, and the Rights Agreement dated as of February 24, 1997 (the "Rights Agreement") between the Company and American Stock Transfer and Trust Company, as Rights Agent. As a result of the Merger, the outstanding shares of common stock of Atlantes ("Atlantes Common Stock"), warrants to purchase Atlantes Common Stock ("Atlantes Warrants") and options to purchase Atlantes Common Stock ("Atlantes Options") will be converted into shares of Metromail Common Stock and Metromail Rights or, under certain circumstances, cash as set forth in the Merger Agreement, and the right to receive additional shares of Metromail Common Stock in the future depending on the achievement of certain performance targets (the "Contingent Shares").

          For the purpose of rendering the opinions expressed below, we have reviewed the Merger Agreement, the Rights Agreement, the Registration Statement and the Exhibits to the Registration Statement. We have also examined the originals, or copies of originals certified or otherwise identified to our satisfaction, of the corporate records of the Company and of such
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Metromail Corporation
June 9, 1997
Page 2


other agreements, documents, instruments and certificates of public officials, officers and representatives of the Company and other persons, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have deemed relevant and necessary as a basis for the opinions expressed herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted us for our examination. We have also assumed that at the time of issuance of the Contingent Shares the Company will have sufficient authorized but unissued shares of Metromail Common Stock.

          Based on the foregoing, it is our opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. The shares of Metromail Common Stock issued upon conversion of the Atlantes Common Stock, Atlantes Warrants and Atlantes Options will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; and (ii) the Merger shall have become effective under the Colorado Business Corporation Act.

          3. The Metromail Rights associated with the shares of Metromail Common Stock will be legally issued when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; and (ii) the Merger shall have become effective under the Colorado Business Corporation Act.

          The foregoing opinions are limited to the federal laws of the United States of America and the Delaware General Corporation Law. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or sale of the shares of Metromail Common Stock and Metromail Rights in connection with the Merger. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any change in applicable law.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to us included in or made part of the Registration Statement.

                                      Very truly yours,


                                      Sidley & Austin